UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MESABI TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MESABI TRUST

c/o Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

New York, New York 10005

ADJOURNMENT NOTICE

Mesabi Trust held its Special Meeting of the Trust Certificate Holders of Mesabi Trust today, Thursday, December 20, 2018 at 11:00 a.m. local time, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota.

Mesabi Trust has adjourned the meeting until Wednesday, January 23, 2019.  The Trust adjourned the Special Meeting with respect to Proposal 1, the appointment of Robin M. Radke as an individual trustee of Mesabi Trust to succeed Richard G. Lareau (who is retiring), and Proposal 2, the approval of an amendment to the Agreement of Trust which would increase the minimum compensation payable to each Individual Trustee and the Corporate Trustee.

The appointment of Ms. Radke as successor trustee requires the affirmative vote of a majority of the units of beneficial interest (“Units”) outstanding as of November 9, 2018.   Proposal 2 requires the affirmative vote of at least 66 2/3% of the Units outstanding. Proposal 3 to approve James A. Ehrenberg as Chairman and Jeffrey Schoenfeld as Secretary of the Special Meeting, and Proposal 4 to authorize a motion to adjourn the Special Meeting only required the approval of a majority of the Units represented and entitled to vote at the Special Meeting and were approved.

The adjournment will allow for the solicitation of additional votes on Proposals 1 and 2.  The Special Meeting will resume with respect to Proposals 1 and 2 on January 23, 2019, at 11:00 a.m., local time, at the offices of Fox Rothschild LLP, 222 South Ninth Street, Suite 2000, Minneapolis, Minnesota.

We previously sent you proxy materials for the Special Meeting, which describe in detail the proposals.  According to our latest records, we have not yet received your vote.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT TRUST CERTIFICATE HOLDERS

VOTE FOR EACH OF THESE PROPOSALS.

Two leading independent proxy advisory firms, Institutional Shareholder Services Inc. and Glass, Lewis & Co.(1) recommended Mesabi Trust unitholders vote “FOR” each of the proposals.

The Trust will continue to solicit proxies from Trust Certificate Holders with respect to Proposals 1 and 2 during the period of adjournment.  Only holders of record on the record date of November 9, 2018 are entitled and are being requested to vote.  No further action is required by any holder who has submitted their vote.

In order to limit the expenses of further solicitation the Trustees urge you to promptly promptly complete, sign, date and return your proxy card or voting instruction form enclosed with this letter. You can also vote by telephone (1-800-690-6903) or the Internet (www.proxyvote.com) in order to ensure your representation at the Special Meeting. Your vote is important, regardless of how many Units you own. If you have not already done so, please take the time to vote TODAY.

If you have any questions or require additional information, please contact Georgeson LLC, toll free at 1-866-628-6079. We appreciate your time and consideration and your continued support. Thank you.

Very truly yours,

Jeffrey Schoenfeld

Vice President

Deutsche Bank National Trust Company

For Deutsche Bank Trust Company Americas

Corporate Trustee of the Mesabi Trust

(1) Permission to reference the reports was neither sought nor obtained.